UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

DSS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

DSS, INC.

275 Wiregrass Pkwy

West Henrietta, New York 14586

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND PER SCHEDULE 14C YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear DSS, Inc. Stockholders:

This Notice and accompanying Information Statement is being furnished to the holders of common stock, par value $0.02 per share (the “Common Stock”), of DSS, Inc., a New York corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below (the “Corporate Action”) by the unanimous written consent of the Board of Directors of the Company (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company in lieu of a meeting of stockholders to grant the Board discretionary authority, without further stockholder approval, to file a Certificate of Amendment to our Certificate of Incorporation with the New York Secretary of State at any time on or before April 20, 2024, to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of not less than 1-for-20 and not more than 1-for-40, as determined by the Chief Executive Officer (the “Reverse Stock Split”).

The purpose of the Information Statement is to notify our stockholders that on December 1, 2023, we obtained approval from a majority of our stockholders to approve an amendment to our Certificate of Incorporation. The beneficial ownership of Mr. Heng Fai Ambrose Chan includes 81,786,142 shares of Common Stock, consisting of (a) 59,552 shares of Common Stock held by Heng Fai Holdings Limited, an entity controlled by Mr. Heng Fai Ambrose Chan; (b) 18,914,326 shares of Common Stock held by Mr. Heng Fai Ambrose Chan directly; (c) 6,232,671 shares of Common Stock held by Global Biomedical Pte. Ltd., an entity controlled by Mr. Heng Fai Ambrose Chan; (d) 21,366,177 shares of Common Stock held by Alset International Limited, an entity controlled by Mr. Heng Fai Ambrose Chan; and (e) 35,213,416 shares of Common Stock held by Alset Inc, an entity controlled by Mr. Chan, representing a majority of the voting power of our issued and outstanding voting capital stock (the “Majority Stockholders”), executed a written consent in lieu of a meeting of stockholders (the “Majority Stockholder Written Consent”), approving the Reverse Stock Split. The Majority Stockholder Written Consent constitutes the only stockholder approval required for the Corporate Action under the Business Corporation Law of the State of New York (“NYBCL”) and the Company’s Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Action, and we have not and will not be soliciting your approval of the Corporate Action. Notwithstanding, the holders of our Common Stock of record at the close of business on December 1, 2023 (the “Record Date”), are entitled to notice of the Majority Stockholder Written Consent.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Action will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

This notice and the accompanying Information Statement are being mailed to the holders of our securities as of the Record Date on or about December 11, 2023. This Notice and the accompanying Information Statement shall constitute notice to you of the action by Majority Stockholder Written Consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND PER SCHEDULE 14C YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

Dated: December 1, 2023	/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan
Executive Chairman of the Board

DSS, INC.

Table of Contents

GENERAL INFORMATION	1
ABOUT THE INFORMATION STATEMENT	1
What is the purpose of the Information Statement?	1
Who is entitled to receive this Information Statement?	1
What constitutes the voting shares of the Company?	2
What corporate matters did the Majority Stockholders vote for, and how did they vote?	2
Is any other vote required to approve the Corporate Action?	2
Who is paying the cost of this Information Statement?	2
OUTSTANDING VOTING SECURITIES	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
CORPORATE ACTION: REVERSE STOCK SPLIT	3
General	3
Reason for the Reverse Stock Split	3
Procedure for Implementing the Reverse Stock Split	4
Effect of the Reverse Stock Split on Holders of Outstanding Stock	4
Fractional Shares	5
Authorized Shares of Common Stock	5
Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in Street Name)	5
Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders That Are Registered on the Transfer Agent’s Books and Records But Do Not Hold Stock Certificates)	5
Holders of Certificated Shares of Common Stock	6
Anti-Takeover and Dilutive Effects	6
Material United States Federal Income Tax Consequences of the Reverse Stock Split	6
Tax Consequences to the Company	7
Tax Consequences to U.S. Holders	7
Reservation of Right to Abandon Reverse Stock Split	7
No Appraisal Rights	7
ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE	8
EFFECTIVE DATES OF CORPORATE ACTION	8

DSS, INC.

275 Wiregrass Pkwy

West Henrietta, New York 14586

INFORMATION STATEMENT

December 1, 2023

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the Common Stock, par value $0.02 per share, of DSS, Inc., a New York corporation (the “Company”) as of the close of business on December 1, 2023 (the “Record Date”) , to notify such stockholders that on December 1, 2023, the Company received a written consent in lieu of a meeting of stockholders (the “Majority Stockholder Written Consent”) from the holders of 81,786,142 shares of the Company’s Common Stock, representing a majority of the voting power of our issued and outstanding shares of voting capital stock (the “Majority Stockholders”), approving the following corporate action (the “Corporate Action”): to grant the Board discretionary authority, without further stockholder approval, to file a Certificate of Amendment to our Certificate of Incorporation with the New York Secretary of State at any time on or before April 20, 2024, to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than 1-for-20 and not more than 1-for-40, as determined by the Chief Executive Officer (the “Reverse Stock Split”).

On October 20, 2023, Company received a letter (the “Letter”) from the staff of NYSE American LLC (the “Exchange”) stating that the Company’s securities have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company’s continued listing is predicated on it effecting a reverse stock split of its Common Stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the Exchange has determined to be no later than April 20, 2024.

Effective November 20, 2023, the Company’s Board approved the Corporate Action, subject to stockholder approval. The Majority Stockholder Written Consent that we received constitutes the only stockholder approval required for the Corporate Action under the NYBCL and the Company’s Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Action, and we have not and will not be soliciting your approval of the Corporate Action. Notwithstanding, the holders of our common stock of record at the close of business on the Record Date, are entitled to notice of the stockholder action by written consent.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Action will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

About The Information Statement

What is the purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s stockholders as of the close of business on the Record Date of the Corporate Action taken by the Majority Stockholders as the holders of 81,786,142 shares of Common Stock, representing approximately 58% of the voting power of our issued and outstanding shares of voting capital stock.

Who is entitled to receive this Information Statement?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the stockholders. As of the close of business on the Record Date, the Majority Stockholders held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power of our issued and outstanding voting capital stock and has voted in favor of the Corporate Action. Under the NYBCL, stockholder approval may be taken by obtaining the written consent and approval of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

1

What constitutes the voting capital stock of the Company?

The voting power entitled to vote on the Corporate Action consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities for the Corporate Action consisted of 140,264,250 shares of Common Stock. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder vote.

What corporate matters did the Majority Stockholders vote for, and how did they vote?

The holders of a majority of our outstanding voting securities, have voted in favor to grant the Board discretionary authority, without further stockholder approval, to file a Certificate of Amendment to our Certificate of Incorporation with the New York Secretary of State at any time on or before April 20, 2024, to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of not less than 1-for-20 and not more than 1-for-40, as determined by the Chief Executive Officer (the “Reverse Stock Split”).

Is any other vote required to approve the Corporate Action?

No further vote is required for approval of the Corporate Action.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $[___].

Outstanding Voting Securities

As of the Record Date, there were 140,264,250 shares of Common Stock issued and outstanding. As of the Record Date, our issued and outstanding voting securities for the Corporate Action consisted of shares of Common Stock. As such, the written consent of a majority of the outstanding shares of Common Stock was necessary to authorize the Corporate Action described herein.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by:

●	by each person who is known by us to beneficially own more than 5% of our Common Stock;
●	by each of our officers and directors; and
●	by all of our officers and directors as a group.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (the “Commission” or “SEC”). Generally, it means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, warrants, and other securities convertible or exercisable into shares of Common Stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within sixty (60) days of the date hereof. Each director or officer, as the case may be, has furnished us with information with respect to their beneficial ownership. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their Common Stock. Except as otherwise listed below, the address of each person is c/o DSS, Inc., 275 Wiregrass Pkwy West Henrietta, New York 14586.

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Name	Number of Shares Beneficially Owned	Percentage of Outstanding Share Beneficially Owned
Heng Fai Ambrose Chan(1)	81,786,142	58.3%
Frank D. Heuszel	1,312,776	*
Tung Moe Chan	-	*
José Escudero	1,020	*
Sassuan Samson Lee	1,020	*
Wai Leung William Wu	152,040	*
Jason Grady	2,493	*
Todd D. Macko	1,667	*
John “JT” Thatch(2)	1,020	*
Joanne Wong	-	*
Frankie Wong	-	*
All officers and directors as a group (10 persons)	83,258,178	59.4%

5% Shareholders
Alset International Limited	21,366,177	15.2%
Alset, Inc	35,213,416	25.1%

(1)	The beneficial ownership of Mr. Heng Fai Ambrose Chan includes 81,786,142 shares of Common Stock, consisting of (a) 59,552 shares of Common Stock held by Heng Fai Holdings Limited, an entity controlled by Mr. Chan; (b) 18,914,326 shares of Common Stock held by Mr. Chan directly; (C) 6,232,671 shares of Common Stock held by Global Biomedical Pte. Ltd., an entity controlled by Mr. Chan; and (d) 21,366,177 shares of Common Stock held by Alset International Limited, an entity controlled by Mr. Chan; and (e) 35,213,416 shares of Common Stock held by Alset Inc., an entity controlled by Mr. Chan.

Corporate Action: Reverse Stock Split

General

On October 20, 2023, the Company received a Letter from the staff of the Exchange stating that the Company’s securities have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company’s continued listing is predicated on it effecting a reverse stock split of its Common Stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the Exchange has determined to be no later than April 20, 2024.

Effective November 20, 2023, the Company’s Board adopted resolutions to effect a Reverse Stock Split of the Company’s issued and outstanding Common Stock. The Majority Stockholders approved the Reverse Stock Split by written consent on December 1, 2023 in lieu of a meeting of stockholders permitted under Section 615 of the NYBCL and the Company’s Certificate of Incorporation and Bylaws.

Approval of the Corporate Action permits the Company to effect a Reverse Stock Split of our issued and outstanding Common Stock by a ratio of not less than 1-for-20 (1:20) and not more than 1-for-40 (1:40). In determining the ratio of the Reverse Stock Split, our Board considered, among other things, factors such as:

●	the continuing listing requirements of the New York Stock Exchange American;
●	the historical trading price and trading volume of our Common Stock;
●	the number of shares of our Common Stock issued and outstanding;
●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and
●	prevailing general market and economic conditions.

Background and Reason for the Reverse Stock Split

On October 20, 2023, the Company received a Letter from the staff of the Exchange stating that the Company’s securities have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company’s continued listing is predicated on it effecting a reverse stock split of its Common Stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the Exchange has determined to be no later than April 20, 2024.

In response to the Letter, the Company seeks to effect the Reverse Stock Split. The Reverse Stock Split should have the effect of raising the minimum bid price of our Common Stock on the NYSE American and thereby satisfying the continued listing requirements of the NYSE American. In addition, the Reverse Stock Split is advantageous to the Company’s strategic business plans, which include increasing stockholder equity and spin-outs.

Our Board believes that, among the reasons described above, the number of outstanding shares of our Common Stock and low trading price of our Common Stock have contributed to a lack of interest in the Company from institutional and other investors and has made it difficult for the Company to attract new investors and conduct equity financings on attractive terms. Our Board believes that it may be necessary and prudent for the Company to effectuate the Reverse Stock Split because it would reduce the number of outstanding shares of our Common Stock to a level more consistent with other public companies with comparable market capitalizations.

For the reasons discussed herein, we believe that authorizing the Board to effect the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

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Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will be effective upon the filing, or later time as specified in the filing, (the “Effective Time”), of a Certificate of Amendment to our Certificate of Incorporation with the New York Secretary of State.

Effect of the Reverse Stock Split on Holders of Outstanding Stock

If the Board still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the exact timing of the filing of the Certificate Amendment to effect the Reverse Stock Split. We will then file the Certificate Amendment with the New York Secretary of State to effect the Reverse Stock Split. The Certificate of Amendment text is subject to modification to include such changes as required by the New York Secretary of State and as the Board deems necessary and advisable to effect the Reverse Stock Split.

While we expect that the Reverse Stock Split will increase the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. The Reverse Stock Split will also increase the Company’s number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possibly greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above. While reducing the number of our outstanding Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

All shares of our Common Stock issued and outstanding immediately before the Effective Time would automatically be converted into new shares of our Common Stock based on the Reverse Stock Split ratio by reclassifying and combining all of our outstanding shares of Common Stock a proportionately smaller number of shares. For example, if the Board decides to implement a 1-for-20 (1:20) Reverse Stock Split of Common Stock, then a stockholder holding 500,000 shares of Common Stock before the Reverse Stock Split would instead hold 25,000 shares of Common Stock immediately after the Reverse Stock Split. If the Board does not decide to implement the Reverse Stock Split on or before April 20, 2024, the authority granted in this Corporate Action to implement the Reverse Stock Split will terminate.

As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders of record who hold certificated shares at the Effective Time would receive correspondence from our transfer agent asking them to return the outstanding certificates representing pre-split shares of Common Stock, which would be canceled upon receipt by our transfer agent, and a book entry account statement representing the post-split shares of Common Stock would be sent to each of our stockholders. We will bear the costs of the issuance of the book entry account statements. Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Following the Effective Time, each certificate representing shares of pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of post-split Common Stock.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described herein. After the Reverse Stock Split, we will continue to be subject to the Exchange Act’s periodic reporting and other requirements. We will continue to trade on the NYSE American under the symbol “DSS”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

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The Reverse Stock Split will not affect the $0.02 per share par value of our Common Stock. As a result, on the Reverse Stock Split’s effective date, the aggregate value of both the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because fewer shares of Common Stock are outstanding. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares. All shares of Common Stock issued in the Reverse Stock Split will remain fully paid and nonassessable.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one whole share of Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock due to the Reverse Stock Split. Each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately before the Reverse Stock Split, except for adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s Common Stock under the Company’s Certificate of Incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of Common Stock shares remaining available for issuance will increase. The Company may use its authorized but unissued shares of Common Stock for future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

Since there will be an increase in unissued shares, of Common Stock, the Reverse Stock Split may, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board, to retain its position and place it in a better position to resist changes that the Company’s stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company, and the Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in Street Name)

Upon implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian, or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing a Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians, or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders That Are Registered on the Transfer Agent’s Books and Records But Do Not Hold Stock Certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split Common Stock.

5

Holders of Certificated Shares of Common Stock

Our transfer agent will send stockholders holding shares of our Common Stock in certificated form a transmittal letter after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her, or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for an account statement representing the Reverse Stock Split shares to be held in book entry form. No stockholder will be required to pay a transfer or other fee to exchange his, her, or its Old Certificates. Stockholders will then receive a book entry account statement representing the number of whole shares of Common Stock that they are entitled to due to the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer, or other disposition, will automatically be exchanged for a book entry account statement representing the number of shares of Common Stock. If an Old Certificate bears a restrictive legend, the book entry account statement will be issued with the same restrictive legends.

The Company expects that our transfer agent will act as an exchange agent to implement the exchange of stock certificates . The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (800) 468-9716. No service charges will be payable by holders of shares of Common Stock connected with the exchange of certificates. The Company will pay all of the expenses associated with the exchange of stock certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Dilutive Effects

Issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of Common Stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax consequences of the Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our Common Stock as capital assets (i.e., for investment) for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect and differing interpretations. Any such change may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below, and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

6

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities or persons who hold their shares of our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of the partnership (or other entity treated as a partnership) and a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock, and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

Other aspects of U.S. federal income taxation not addressed by this summary include state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences, and U.S. estate and gift tax consequences of the Reverse Stock Split, among others, and may vary as to each U.S. Holder. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after, or at the same time as the Reverse Stock Split, whether or not they are connected with the Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders should consult their tax advisors to understand their individual federal, state, local, and foreign tax consequences.

Non- U.S. Holders (Holders who are not U.S. Holders) should consult their tax advisors to understand their individual federal, state, local, and foreign tax consequences.

Tax Consequences to the Company

We believe that the Reverse Stock Split should constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain, or loss connected with the Reverse Stock Split.

Tax Consequences to U.S. Holders

A U.S. Holder should generally not recognize gain or loss due to the Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received under the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor. The U.S. Holder’s holding period in the shares of our Common Stock received under the Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in such recapitalization. A U.S. Holder that acquired shares of our Common Stock on different dates and at different prices should consult their tax advisors regarding allocating the tax basis and holding period from shares of Common Stock surrendered in the Reverse Stock Split to shares received in the Reverse Stock Split.

Alternative characterizations of the Reverse Stock Split, or of certain aspects of it, are possible. For example, while the Reverse Stock Split would generally be treated as a tax-free recapitalization under the Code, a U.S. Holder that receives a fractional share resulting from the Reverse Stock Split being rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material given the low value of such fractional interest. U.S. Holders should consult their tax advisors regarding alternative characterizations of the Reverse Stock Split for U.S. federal income tax purposes.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Reservation of Right to Abandon Reverse Stock Split

The Board reserves the right not to file the Certificate Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Certificate Amendment with the New York Secretary of State.

No Appraisal Rights

Holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights concerning the Reverse Stock Split.

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ADDITIONAL INFORMATION and incorporation by reference

The Company is subject to the Exchange Act’s reporting requirements, and in accordance therewith files reports, proxy statements, and other information, including annual quarterly and current reports on Forms 10-K, 10-Q, and 8-K with the SEC. Our reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC through EDGAR (Electronic Data Gathering, Analysis, and Retrieval).

The SEC allows the Company to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Information Statement our Annual Report on Form Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023 and our Quarterly Reports for the quarterly periods ended March 31, 2023 filed with the SEC on May 15, 2023; June 30, 2023 filed with the SEC on August 14, 2023; and September 30, 2023 filed with the SEC on November 14, 2023.

Copies of all documents we file with the SEC, including reports which are incorporated by reference in this Information Statement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference), will be provided without charge to each stockholder as of the Record Date upon written or oral request. Requests should be directed to DSS, Inc., 275 Wiregrass Pkwy, West Henrietta, New York 14586.

You may also obtain copies of these filings, at no cost, by accessing the SEC’s website at www.sec.gov.

EFFECTIVE DATES OF CORPORATE ACTION

Under Rule 14c-2 under the Exchange Act, the Reverse Stock Split and Authorized Shares shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the stockholders.

The Reverse Stock Split will become effective at such future date as determined by the Chief Executive Officer, as evidenced by the filing of a Certificate of Amendment with the New York Secretary of State, but in no event earlier than the 20th calendar day after this Information Statement is mailed to the stockholders as of the Record Date.

forward-looking statements and information

This information statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict, including those risks set forth in the Company’s filings with the SEC. Actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of the materials is being delivered to multiple stockholders sharing an address, unless the Company has received instructions from one or more of the Stockholders to continue to deliver multiple copies. The Company will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a Stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call the Company at (585) 325-3610, or send a written request to: DSS, Inc. 275 Wiregrass Pkwy, West Henrietta, New York 14586. If you wish to receive a separate copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call the Company at the telephone number or write the Company at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling the Company at the telephone number or writing to the Company at the address listed above.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited. This Information Statement is intended to provide our stockholders with the information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

On behalf of the Board of Directors of

DSS, INC.

Date: December 1, 2023	By:	/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan
Executive Chairman of the Board

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